Exhibit (16)

POWER OF ATTORNEY

We, the undersigned Trustees and officers of Putnam ETF Trust (the “Trust”), hereby severally constitute and appoint Barbara M. Baumann, George Putnam, III, Jonathan S. Horwitz, Michael J. Higgins, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form N-14 of the Trust relating to the merger of Putnam Focused Equity Fund with and into Putnam Focused U.S. Research ETF, and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

[Signature page follows]

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ Barbara M. Baumann	Chair, Board of Trustees	March 26, 2026
Barbara M. Baumann

/s/ Robert L. Reynolds	President and Trustee	March 26, 2026
Robert L. Reynolds

/s/ Jonathan S. Horwitz	Executive Vice President,	March 26, 2026
Jonathan S. Horwitz	Principal Executive Officer and
Compliance Liaison

/s/ Michael J. Higgins	Vice President, Treasurer, and	March 26, 2026
Michael J. Higgins	Clerk

/s/ Jeffrey W. White	Vice President, Principal Financial	March 26, 2026
Jeffrey W. White	Officer, Principal Accounting
Officer and Assistant Treasurer

/s/ Liaquat Ahamed	Trustee	March 26, 2026
Liaquat Ahamed

/s/ Jonathan de St. Paer	Trustee	March 26, 2026
Jonathan de St. Paer

/s/ Katinka Domotorffy	Trustee	March 26, 2026
Katinka Domotorffy

/s/ Catharine Bond Hill	Trustee	March 26, 2026
Catharine Bond Hill

/s/ Gregory G. McGreevey	Trustee	March 26, 2026
Gregory G. McGreevey

/s/ Jennifer Williams Murphy	Trustee	March 26, 2026
Jennifer Williams Murphy

/s/ Marie Pillai	Trustee	March 26, 2026
Marie Pillai

/s/ George Putnam III	Trustee	March 26, 2026
George Putnam III

/s/ Warren Lowell Putnam	Trustee	March 26, 2026
Warren Lowell Putnam

/s/ Manoj P. Singh	Trustee	March 26, 2026
Manoj P. Singh

	Trustee	, 2026
Mona K. Sutphen

	Trustee	, 2026
Kenneth Yutaka Tanji

/s/ Jane E. Trust	Trustee	March 26, 2026
Jane E. Trust